Exhibit 10.56

                                              PAGES WHERE CONFIDENTIAL TREATMENT
                                                    HAS BEEN GRANTED ARE STAMPED
                                              "CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                              FILED WITH THE COMMISSION PURSUANT
                                             TO A CONFIDENTIAL TREATMENT REQUEST
                                                THE APPROPRIATE SECTION HAS BEEN
                                          MARKED AT THE APPROPRIATE PLACE AND IN
                                                    THE MARGIN WITH A STAR (*)."

                         FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

         This FEEDSTOCK AND REFINERY PRODUCT MASTER SERVICES AGREEMENT (the "Agreement") is made and entered into this _____ day of _________ 1996, by and between Chevron Products Company, a Division of Chevron U.S.A. Inc., a Pennsylvania corporation (hereinafter referred to as "CPC") and Warren Petroleum Company, Limited Partnership, a Delaware limited partnership (hereinafter referred to as "WPC").

         WHEREAS, Chevron U.S.A. Inc. ("CUSA") and NGC Corporation ("NGC") have entered into certain agreements (the "Merger Agreements") pursuant to which CUSA would contribute certain gas gathering, processing, and other midstream assets and related liabilities of CUSA's Warren Petroleum Company division ("Warren") and natural gas business unit division to a corporation to be formed which NGC would then be merged into (the "Merger");

         WHEREAS, immediately subsequent to the Merger, the gas gathering, processing and other midstream assets and related liabilities of Warren will be transferred to WPC;

         WHEREAS, Warren previously sold to CPC and CPC purchased from Warren all of CPC's Feedstock needs and Warren previously purchased from CPC and CPC sold to Warren all of the Refinery Products and certain Offspec Refinery Products produced at CPC's Refineries (hereinafter defined) and both CPC and WPC desire that such relationship continue;

         WHEREAS, Warren previously provided certain services to CPC and CPC provided certain services to Warren, in connection with (a) Warren's sale to CPC of Feedstock and (b) Warren's purchase from CPC of Refinery Products and certain Offspec Products produced at CPC's refineries (collectively, the "Refineries", and each, a "Refinery");

         WHEREAS, contemporaneously with the consummation of the Merger Agreements, CPC and WPC have entered into certain Feedstock Sale and Refinery Product Purchase Agreements with each of the Refineries (as such Agreements may be amended from time to time, the "Feedstock

Agreements"), pursuant to which WPC shall sell Feedstock to CPC and WPC shall purchase Refinery Products and certain Offspec Refinery Products produced by the Refineries;

         WHEREAS, CPC desires WPC to perform certain services described on EXHIBITS A-1, A-2, A-3 AND A-4 attached hereto ("WPC Services"), and WPC desires CPC to perform certain services described on EXHIBITS B-1, B-1A AND B-2 attached hereto ("CPC Services"; WPC Services and CPC Services being collectively referred to as "Services");

         WHEREAS, CPC desires that WPC maintain the same level of service that was previously provided to it by Warren and WPC desires to continue such level of service; and

         WHEREAS, WPC and CPC desire to perform such Services for each other in accordance with and subject to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and for the mutual benefit of the Parties, as well as for other good and valuable consideration, WPC and CPC agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "AAR" means American Association of Railroads.

         "AGREEMENT" means this Agreement, including all Exhibits and the Schedule attached hereto and all amendments hereof that may be made from time to time.

         "AFFILIATE" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

         "BANKRUPTCY EVENT" means the occurrence of one or more of the following events with respect to a Party: (A) the entry of a decree or order for relief against a Party by a court of competent jurisdiction in any involuntary case brought against a Party under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (B) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property; (C) the ordering of the winding up or liquidation of a Party's affairs; (D) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 Days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (E) the commencement by a Party of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (F) the consent by a Party to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property; or (G) the making by a Party of any general assignment for the benefit of its creditors.

         "BASE RATE" means the lesser of (i) two percent (2%) above the per annum rate of interest announced from time to time as the "prime rate" for commercial loans by First National Bank of Chicago, as such "prime rate" may change from time to time, or (ii) the maximum applicable non-usurious rate of interest.

         "BLS" means CPC's Bill of Lading System, including all enhancements and replacements thereof.

         "BUSINESS DAY" means a Day on which Federal Reserve member banks in New York City are open for business.

         "BUTANE CARS" means pressure rail cars assigned from time to time to CPC's 1052 (Butane) fleet.

         "CLM" means Car Location Message.

         "CPC CARS" means the LPG Cars and all other rail cars owned or Leased by CPC from time to time.

         "CPC DATABASES" means BLS, CPS, RAS and RMS, including all enhancements and replacements of any of them.

         "CPS" means Chevron Products Systems, including all enhancements and replacements thereof.

         "DAY" OR "DAILY" means a twenty-four (24) hour period commencing at 12:01 a.m. local time and extending until 12:01 a.m. local time on the following Day.

         "DISPOSITION" means the assignment, sale, transfer, or other disposition of a Refinery to a Transferee.

         "DOT" means the United States Department of Transportation and any successor agency thereof.

         "EFFECTIVE DATE" means ____________, 1996.

         "EMERGENCY USE RIGHTS" means CPC's rights, exercisable only in situations reasonably believed by CPC to be emergencies (excluding planned Refinery turnarounds), to temporarily use Propane Cars that are within the Refinery premises in accordance with the terms of this Agreement.

         "FEEDSTOCK" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

         "FEEDSTOCK PRODUCTS" means Feedstock and Offspec Feedstock.

         "FIS" means TP&S's Freight Information Services group.

         "FORCE MAJEURE" shall have the meaning given such term in Section 10.2.

         "GAAP" means generally accepted accounting principles, as in effect from time to time.

         "GALLON" means the unit volume used for the purpose of measurement of liquid. One (1) U.S. liquid gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60/F) and at the vapor pressure of the liquid being measured.

         "ISOBUTANE" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

         "ISOMERIZATION AGREEMENT" means the Isomerization Agreement dated as of July 14, 1995 between Warren and Lone Star Gas Liquids Processing, Inc.

         "LEASE" means, with respect to a rail car (including, but not limited to, the LPG Cars), a time charter arrangement between the owner of the rail car and the Person entitled to use such rail car, a lease in which the owner of the rail car retains legal and beneficial title to such rail car, or any other contractual arrangement of similar effect.

         "LPG CARS" means pressure rail cars assigned from time to time to CPC's 1030 (Propane) and 1052 (Butane) fleets.

         "MIXED BUTANES" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

         "MONTH" OR "MONTHLY" means a period commencing at 12:01 a.m. local time on the first Day of a calendar month and extending until 12:01 a.m. local time on the first Day of the next succeeding calendar month.

         "WPC LOCATIONS" means locations where WPC personnel have access, through computer terminals or otherwise, to any of the CPC Databases.

         "OFFSPEC FEEDSTOCK" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

         "OFFSPEC REFINERY PRODUCTS" and "TYPE A OFFSPEC REFINERY PRODUCTS" shall have the meanings given such terms in the Feedstock Agreement for the applicable Refinery.

         "OPERATING COMMITTEE" shall have the meaning given such term in Section 8.1.

         "PARTY" means individually either CPC or WPC (including their respective successors and permitted assigns); collectively, the "PARTIES."

         "PERSON" means any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.

         "PRODUCTS" means Feedstock, Offspec Feedstock, Refinery Products and Type A Offspec Refinery Products.

         "PROPANE CARS" means pressure rail cars assigned from time to time to CPC's 1030 (Propane) fleet.

         "RAS" means CPC's Rail Car Accounting System, including all enhancements and replacements thereof.

         "REFINERY" and "REFINERIES" shall have the meanings set forth in the recitals to this Agreement and shall refer to the Refineries in the following locations: El Paso, Texas; El Segundo, California; Hawaii; Pascagoula, Mississippi; Richmond, California; and Salt Lake City, Utah.

         "REFINERY PRODUCTS" shall have the meaning given such term in the Feedstock Agreements for the applicable Refinery.

         "RELAM" refers to a third Person, unaffiliated with either Party, that provides mileage credit auditing services.

         "RMS" means CPC's Rail Car Management System, including all enhancements and replacements thereof.

         "T&F COSTS" means all Transportation Costs and all costs and expenses reasonably incurred in connection with the receipt, fractionation and sale or resale of Refinery Products received by WPC from CPC. It is understood and agreed that any fractionation costs that are incurred at a facility owned and/or controlled by WPC or any of its Affiliates shall not exceed the lesser of (i) the fair market value for such fractionation services or (ii) the fees charged by WPC or its Affiliates to CUSA in connection with the fractionation of natural gas liquids (other than Refinery Products) owned by CUSA and purchased by WPC.

         "TP&S" shall have the meaning given such term in Section 8.1.

         "THIRD PARTY LPG" means liquefied petroleum gas transported by WPC for its own account or the account of its Affiliates or for third Persons not Affiliated with CPC.

         "TRANSFEREE" means a third Person who acquires a Refinery pursuant to a Disposition, and who is not an Affiliate of either Party.

         "TRANSPORTATION COSTS" means all costs and expenses reasonably incurred in connection with the transportation of Feedstock(s) and/or Refinery Product(s) hereunder, including, without limitation, rail car, barges and truck costs, Feedstock and/or Refinery Product losses that occur during transportation for reasons other than the negligence or willful misconduct of WPC and all costs and expenses reasonably incurred in loading, unloading, transporting, terminaling, storing (if required) and handling such Feedstock(s) and/or Refinery Products. It is understood and agreed that Transportation Costs shall not include any portion of WPC's general and administrative costs and expenses, but will include amounts paid by WPC to CPC in connection with the Propane Cars owned or Leased by CPC but operated by WPC in connection with the Services rendered by WPC to CPC pursuant to this Agreement. With respect to barges and trucks owned by WPC or its Affiliates, the applicable Transportation Costs shall not exceed the fair market value of the use of such barges and trucks in transporting Feedstocks and/or Refinery Products hereunder.

         "UMLER" means the Uniform Machine Language Equipment Register, a database provided by the AAR in connection with the monitoring of rail car mileage credit rating records.

         "YEAR" means a period of twelve (12) consecutive months commencing from the Effective Date.

                  1.2 OTHER DEFINITIONS. Other terms may be defined elsewhere in the text of this Agreement (including but not limited to the Exhibits hereto) and shall have the meanings indicated throughout this Agreement.

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                                    ARTICLE 2
                                      TERM

*
*
         2.1 GENERALLY. Unless otherwise provided herein, this Agreement shall remain in full force and effect for a period of [REDACTED] Years from the Effective Date hereof and shall continue from Year to Year thereafter unless terminated by either Party hereto at the end of such [REDACTED] Year period or any Yearly anniversary thereafter by giving the other Party at least ninety (90) Days, but not more than one hundred and eighty (180) Days, advance written notice of its intention to so terminate. Notwithstanding the foregoing, it is understood and agreed that shorter terms may be applicable to certain Services described in Exhibit A and Exhibit B (as such terms are hereafter defined), as more particularly set forth in such Exhibits.

         2.2 TERMINATION. Notwithstanding Section 2.1 above, this Agreement may be terminated as follows:

                  (a) By the non-defaulting Party, upon thirty (30) Days written notice to the other Party, after it has been determined through the alternative dispute resolution procedures of Article 11 that a Material Default has occurred in the Performance of a Party's obligations hereunder (it being understood that, for purposes of the foregoing, "Material Default" shall mean that the arbitrators have determined that (i) in consequence of such Default, the objectives of this Agreement (as expressed in the Master Alliance Agreement of even date herewith by and among CUSA, CPC, WPC and others) are not being met and
(ii) the defaulting Party failed to take the steps necessary to accomplish such objectives);

                  (b) By a Party, in the event the other Party is dissolved (unless the successor to such dissolved Party or its assets is an Affiliate of CPC or WPC);

                  (c) By a Party, if a Bankruptcy Event occurs with respect to the other Party; or

                  (d) By either Party, with respect to each Refinery, if either Party has terminated the Feedstock Agreement applicable to such Refinery in accordance with the terms and provisions thereof.

In the event the Refinery is sold to a third Person not affiliated with CPC, the reference to the Master Alliance Agreement set forth in Section 2.2(a), above, shall be inapplicable.

         2.3 CLOSURE OF REFINERY. It is agreed and understood that CPC, in its sole discretion, may permanently close any Refinery at any time during the term of this Agreement. Upon such permanent closure, CPC and WPC shall be relieved of any further obligations under this Agreement with regard to such Refinery, if CPC has provided WPC with written notice of such closure at least one hundred and eighty (180) Days prior to the date of such closure.

         2.4 PARTIAL TERMINATION OF AGREEMENT. Except as otherwise provided in this Agreement, this Agreement shall terminate as to any Refinery (a) that has terminated its Feedstock Agreement with WPC in accordance with the terms and provisions thereof or (b) that has been the subject of a Disposition. Except as otherwise provided in this Agreement, the Parties' obligations hereunder shall terminate as to the Refinery affected by such termination or Disposition subject to the provisions of Sections 2.5, (i) in the case of termination of its Feedstock Agreement with a Refinery, upon the effective date of such termination and (ii) in the case of a Disposition, upon the consummation of such Disposition.

         2.5 POST-TERMINATION ITEMS. Upon the termination of this Agreement, any monies due and owing either Party shall be paid to the other Party pursuant to the terms hereof and any refunds due either Party shall be made at the earliest possible time, and, in any event, no later than sixty (60) Days after the expiration or termination of this Agreement. All audit rights shall survive for the period prescribed by Section 7.2(g).

         2.6 REMEDIES CUMULATIVE. Termination of this Agreement hereunder shall be cumulative of any other rights or remedies that the terminating Party may have in connection with such termination (subject to any limitations set forth herein), including, but not limited to, damages and injunctive relief.

                                    ARTICLE 3
                                    SERVICES

         3.1 AGREEMENT TO PROVIDE SERVICES.

                  (a) WPC shall perform the WPC Services described on Exhibits A-1 through A-4 attached hereto (such Exhibits being collectively sometimes hereinafter referred to as "Exhibit A"), and CPC shall perform the CPC Services described on Exhibits B-1 and B-2 attached hereto (such Exhibits, together with Exhibit B-1a, being collectively sometimes hereinafter referred to as "Exhibit B"), all such Services to be provided subject to and in accordance with the terms and provisions of this Agreement.

                  (b) To request Services not generally described in Exhibit A or Exhibit B, the Party desiring such additional services ("Non-Exhibit Services") shall complete a Request for Services (the "Request for Services" or "RFS"), substantially in the form attached hereto as "Exhibit C," describing with specificity the scope and type of Non-Exhibit Services to be performed, and the fee to be paid for them. The RFS shall be binding when signed by both Parties. If there is a conflict between the terms of this Agreement and the terms of the RFS, the terms of the RFS shall control.

                  (c) In connection with the rendering of Services that relate to transportation (including, without limitation, the transportation of Products), it is understood and agreed that the

Party providing such Services shall provide rail car, motor vehicle or other transportation equipment that (i) complies with the requirements of all applicable federal and state statutes, all applicable local government ordinances and all applicable rules, regulations orders and other mandatory directives of any applicable federal, state or local tribunal or agency (including but not limited to those of the U.S. Department of Transportation) and (ii) is safe, complete and efficient for the performance of such Party's obligations under this Agreement.

         3.2 RELATIONSHIP BETWEEN THE PARTIES.

                  (a) The relationship between the Parties is purely contractual. Nothing set forth herein shall constitute, or be construed as creating, an employment relationship, a partnership, a joint venture, a relationship of lessor and lessee or bailor and bailee, or any other kind of relationship or association between the Parties. Except as otherwise expressly provided herein, neither Party hereto has any authority, expressed or implied, to bind or to incur liabilities on behalf or in the name of, the other Party.

                  (b) All Services to be provided by either Party under this Agreement may be furnished by any officer, employee or contractor of such Party. Each Party shall devote such time in providing its respective Services hereunder as is reasonably necessary to fully provide the same. Each Party shall use qualified and properly trained personnel as are necessary to perform the Services in accordance with the terms of this Agreement and in compliance with applicable law.

                  (c) The Parties agree to cooperate with each other in effectuating the purposes of this Agreement. Without limiting the generality of the foregoing, (i) the Parties shall promptly notify each other of any matter, or the occurrence of any event, which matter or event could reasonably be expected to materially and adversely affect the Services provided hereunder and
(ii) the Party for whom Services are being provided shall give the Party providing Services all information necessary for such Party to perform the Services required of it under this Agreement.

         3.3 LICENSE FOR WPC USE OF CPC SOFTWARE AND DATABASES.

                  The Parties acknowledge that performance of the WPC Services will require CPC to give WPC limited access to, and a limited right to use, the CPC Databases so that WPC can perform its obligations and exercise its rights under this Agreement. Accordingly, CPC agrees to grant WPC, on or before the Effective Date, a non-exclusive license for such access and use in respect of the CPC Databases for the term of this Agreement, subject in all respects to the terms of this Section 3.3 and the other terms and conditions of this Agreement. WPC's license shall be evidenced by one or more agreements (the "Database Agreements") setting forth the conditions of WPC's access to and right to use the CPC Databases, and containing (i) provisions for identifying WPC personnel authorized to use the CPC Databases, (ii) provisions limiting WPC's access to information in the CPC Databases to information necessary to perform WPC's obligations and exercise its rights under this Agreement, (iii) procedures required by CPC to ensure the confidentiality of information in the CPC Databases and to maintain the operating integrity of such CPC Databases, and
(iv) such other fair and equitable
provisions as may be mutually satisfactory to the Parties. Without limiting or modifying the generality of the foregoing, WPC's access to the CPC Databases shall also be limited in accordance with the "Other Provisions" section of Exhibit B-1. Until the Database Agreements have been executed and delivered by the Parties, (x) WPC's obligations hereunder that require access to the CPC Databases shall be suspended and (y) the rights and obligations of both Parties with respect to the CPC Databases shall be suspended.

         3.4 AUTHORIZATION OF WPC'S USE AND OPERATION OF CPC RAIL CARS; GRANT OF OPERATING RIGHTS. The Parties acknowledge that the performance of the WPC Services will (i) require CPC to give WPC the rights to use, operate, schedule, dispatch and generally control the LPG Cars in accordance with and subject to the terms of this Agreement (such rights to be referred to as the "Operating Rights"), (ii) require the Parties to designate, from time to time and for the purposes hereinafter set forth, such LPG Cars as either Butane Cars or Propane Cars, with such designations to vary from time to time according to the use of such LPG Cars and (iii) require the Parties to allocate depreciation, operating costs and other costs and expenses among the LPG Cars generally and between Propane Cars and Butane Cars, depending on the relevant business circumstances. Accordingly, in connection with the foregoing and related matters, the Parties agree as follows:

                  (a) CPC hereby assigns the Operating Rights to WPC, subject to
(i) the terms and conditions of all Leases applicable to the LPG Cars, (ii) minor encumbrances that, individually and in the aggregate, do not and will not materially affect WPC's use of the Operating Rights, (iii) CPC's right, exercisable in its sole discretion, to use Butane Cars while situated on Refinery premises at any time and (iv) the terms and conditions of this Agreement, including, but not limited to, CPC's Emergency Use Rights (the matters in clauses (i) , (ii), (iii) and (iv) being herein referred to as the "Permitted Encumbrances");

                  (b) the Parties, in consultation with the Operating Committee, shall designate the LPG Cars as either Butane Cars or Propane Cars, and shall allocate depreciation, operating costs and other costs and expenses among the LPG Cars generally and between Propane Cars and Butane Cars, in accordance with and subject to the terms of Exhibit B-1 and Exhibit B-1a, respectively, to which reference is made for all relevant purposes hereunder;

                  (c) the WPC Services to be provided in connection with this grant of the Operating Rights, together with the fees to be paid for such WPC Services and all other pertinent information with respect thereto, are set forth in Exhibits A-1 through A-4, to which reference is made for all relevant purposes hereunder;

                  (d) the CPC Services to be provided in connection with the LPG Cars, together with the fees to be paid for such CPC Services and all other pertinent information with respect thereto, are set forth in Exhibits B-1, B-1a and B-2, to which reference is made for all relevant purposes hereunder;

                  (e) CPC may exercise its Emergency Use Rights at any time by giving WPC oral notice regarding the existence of an emergency, and if the LPG Cars situated on Refinery premises are insufficient to handle such emergency, WPC shall assist CPC in securing additional LPG Cars. In the event CPC exercises its Emergency Use Rights, (i) WPC's obligations under the applicable Feedstock Agreements shall be suspended insofar as WPC's ability to perform such obligations are materially and adversely affected by the exercise of CPC's Emergency Use Rights and (ii) CPC shall reimburse WPC for all reasonable costs, expenses and penalties incurred by WPC in connection with, arising out of, or directly resulting from CPC's exercise of such Emergency Use Rights;

                  (f) CPC represents, warrants and covenants as follows that:

                           (i) (A) with respect to LPG Cars that CPC Leases, CPC
has or will have the right to transfer the Operating Rights to WPC in accordance with the terms of this Agreement, subject to any applicable third Person consents required under the Leases; (B) with respect to LPG Cars that CPC owns, it will (1) maintain and defend its right, title and interest in such LPG Cars, subject to the Permitted Encumbrances, subject further to CPC's right to contest in good faith and by appropriate means any claims by third Persons affecting CPC's right, title and interest in such LPG Cars, and (2) not assign any interest in such LPG Cars except as provided in Section 12.3, and (C) with respect to LPG Cars that CPC Leases, it will (1) timely pay all amounts due from CPC under the Leases applicable to the LPG Cars and otherwise comply with such Leases in all material respects, (2) maintain such Leases in full force and effect, the foregoing being subject only to CPC's right to contest in good faith and by appropriate means any disputes arising under such Leases and (3) not assign any of its interest under the Leases except as provided in Section 12.3; and

                           (ii) it will exercise every reasonable effort to
ensure that each LPG Car departing from any Refinery shall be properly coded to reflect whether such departing LPG Car is a Propane Car or a Butane Car;

                           (iii) it will exercise every reasonable effort to
ensure that each LPG Car within the Refinery premises that is used by CPC for Refinery purposes shall be properly coded as a Butane Car; and

                           (iv) EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION
3.4(F), THERE ARE NO OTHER WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY TO MODELS OR SAMPLES, OR AGAINST INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHERWISE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY CPC AND EXCLUDED FROM THIS AGREEMENT.

                  (g) WPC represents, warrants and covenants as follows that:

                           (i) it has or, by the Effective Date, will have all
material governmental consents, licenses and approvals necessary to exercise the Operating Rights and generally to perform Services using the LPG Cars in accordance with the applicable terms and conditions of this Agreement;

                           (ii) it will (A) maintain its right, title and
interest in the Operating Rights, subject to the terms of this Agreement and subject further to WPC's right to contest in good faith and by appropriate means any claims by third Persons affecting WPC's right, title and interest in the Operating Rights, (B) COMPLY IN ALL MATERIAL RESPECTS WITH THE APPLICABLE TERMS OF LEASES APPLICABLE TO THE LPG CARS AND INDEMNIFY AND HOLD CPC HARMLESS FROM AND AGAINST ALL COSTS, LIABILITIES AND EXPENSES ARISING OUT OF, OR IN ANY WAY ASSOCIATED WITH, WPC'S USE OF ANY LPG CAR FOR PURPOSES OTHER THAN THOSE CONTEMPLATED BY THE APPLICABLE LEASE, INCLUDING BUT NOT LIMITED TO CLEANING AND INSPECTION COSTS AND ADDITIONAL RENTAL FEES FOR SUCH LPG CAR AND/OR FOR OTHER RAIL CARS OR OTHER EQUIPMENT REQUIRED TO BE LEASED OR PURCHASED AS A RESULT OF SUCH USE BY WPC and (C) not assign any of its interest in the Operating Rights except as provided in Section 12.3, or as provided in any applicable Lease; and

                           (iii) it will exercise every reasonable effort to
ensure that each LPG Car departing from a location other than a Refinery shall be properly coded to reflect whether such departing LPG Car is a Propane Car or a Butane Car, including, but not limited to, coding as a Propane Car each LPG Car moving Third Party LPG on behalf of WPC to a location other than a Refinery, whether or not Propane is being transported.

                  (h) (i) This Section 3.4(h) establishes the term of the Operating Rights granted by CPC to WPC hereunder and the respective rights and obligations of the Parties regarding the LPG Cars upon the termination of such Operating Rights.

                  (ii) The Operating Rights with respect to all LPG Cars, other than the WPC LPG Cars (hereinafter defined), shall terminate and revert to CPC at the end of the Primary Term (hereinafter defined). Notwithstanding the foregoing, CPC shall transfer the WPC LPG Cars to WPC in accordance with the terms and provisions of this Section 3.4(h). "WPC LPG Cars" means a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which the Primary Term ends, engaged by WPC in carrying Third Party LPG for itself or for WPC customers other than CPC (such activity being hereinafter referred to as "WPC Third-Person Carriage") during such twelve (12) Month period. "Primary Term" shall mean ten (10) Years from the Effective Date, and any extensions mutually agreed to in writing by the Parties.

                  (iii) If WPC terminates this Agreement before the end of the Primary Term in accordance with Section 2.2 because of CPC's Material Default, CPC's dissolution (subject, however, to the provisions of Section 2.2(b)) or the occurrence of a Bankruptcy Event with respect to CPC, then:

                           (1) WPC's Operating Rights shall terminate and revert
to CPC as to a number of Butane Cars equal to the average number of all Butane Cars in the LPG Car fleet over the twelve (12) Month period ending the Month before the Month in which WPC terminates this Agreement;

                           (2) WPC shall retain the exclusive Operating Rights
to a number of Propane Cars equal to the average number of all Propane Cars in the LPG Car fleet over the twelve (12) Month period ending the Month before the Month in which WPC terminates this Agreement, until the end of the Primary Term, and CPC shall have no rights whatsoever to such Propane Cars until the end of the Primary Term, including, but not limited to, any Emergency Use Rights, the right to use such Propane Cars to carry Products to and from all Refineries subject to this Agreement (such activity being hereinafter referred to as "Refinery Service") or for any other purpose whatsoever; and

                           (3) at the end of the Primary Term, (a) at WPC's
option, exercised in accordance with Section 3.4(h)(vii)(7), CPC shall transfer to WPC a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which the Primary Term expires, engaged in WPC Third-Person Carriage during such twelve (12) Month period and (b) WPC's Operating Rights in the remaining LPG Cars shall terminate and revert to CPC.

                  (iv) If CPC terminates this Agreement before the end of the Primary Term in accordance with Section 2.2 because of WPC's Material Default, WPC's dissolution (subject, however, to the provisions of Section 2.2(b)), or the occurrence of a Bankruptcy Event with respect to WPC, then WPC's Operating Rights shall terminate and revert to CPC as to all LPG Cars, including but not limited to LPG Cars engaged in WPC Third-Person Carriage.

                  (v) If there is a partial termination of this Agreement pursuant to Section 2.4 before the end of the Primary Term, then:

                           (1) if such termination is due to termination of a
Feedstock Agreement between WPC and a Refinery based on CPC's Material Default thereunder, then, at the time of such partial termination, (a) WPC's Operating Rights shall terminate and revert to CPC as to a number of Butane Cars equal to the number of Butane Cars, averaged over the twelve (12) Month period ending the Month before the Month in which such partial termination occurred, engaged in Refinery Service for such Refinery covered by such terminated Feedstock Agreement during such twelve (12) Month period, and (b) WPC shall retain the exclusive Operating Rights to a number of Propane Cars equal to the number of Propane Cars, averaged over the twelve (12) Month period ending the Month before the Month in which such partial termination occurred, engaged in Refinery Service and WPC Third-Person Carriage during such twelve (12) Month period, and CPC shall have no rights whatsoever to such Propane Cars until the end of the Primary Term, including, but not limited to, any Emergency Use Rights, the right to use such Propane Cars for Refinery Service or for any other purpose whatsoever;

                           (2) except as otherwise provided in this Section
3.4(h)(v), if such termination occurs in connection with the consummation of the Disposition of a Refinery and the assignment by CPC to the Transferee of the Feedstock Agreement associated with such Refinery, then

WPC shall retain its Operating Rights as to all LPG Cars until the end of the Primary Term (it being understood that if such Feedstock Agreement is not assigned in connection with such Disposition, then, at the time of such partial termination, WPC's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve
(12) Month period ending the Month before the Month in which such Disposition was consummated, engaged in Refinery Service for such Refinery);

                           (3) if such termination is due to termination of a
Feedstock Agreement between WPC and a Refinery based on WPC's Material Default thereunder (including but not limited to the occurrence of a Refinery Closure Event, as defined in such Feedstock Agreement), then, at the time of such partial termination, WPC's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which such partial termination occurred, engaged in Refinery Service for such Refinery covered by such terminated Feedstock Agreement during such twelve (12) Month period and WPC shall retain its Operating Rights as to all other LPG Cars until the end of the Primary Term; and

                           (4) at the end of the Primary Term, (a) at WPC's
option, exercised in accordance with Section 3.4(h)(vii)(7), CPC shall transfer the WPC LPG Cars to WPC, and (b) WPC's Operating Rights in the remaining LPG Cars shall terminate and revert to CPC.

                  (vi) If, in connection with the Disposition of a Refinery, the Feedstock Agreement for such Refinery is assigned to the Transferee, CPC agrees that it will use every reasonable effort to maintain during the Primary Term a number of LPG Cars in the LPG Car fleet equal to the average number of LPG Cars that were in the LPG Car fleet over the twelve (12) Month period ending the Month before the Month the Disposition of such Refinery and the assignment of the associated Feedstock Agreement were consummated.

                  (vii) It is understood and agreed that, with respect to all transfers of LPG Cars and/or the termination of Operating Rights under this
Section 3.4:

                           (1) all such transfers shall be consummated as soon
as practicable, but in no event later than sixty (60) Days after the end of the Primary Term;

                           (2) in cases where WPC's Operating Rights are being
terminated, WPC shall return the LPG Cars in WPC's possession that are affected by such termination as soon as practicable, but in no event later than sixty
(60) Days after the termination of WPC's Operating Rights in such LPG Cars;

                           (3) LPG Cars transferred to WPC shall reflect, as
nearly as practicable, (a) the proportion of CPC-owned and CPC-Leased LPG Cars at the time of such transfer and (b) the age distribution of all LPG Cars owned by CPC at the time of the transfer;

                           (4) all transfers of LPG Cars to WPC shall be made
without warranty other than warranties of the type given by CPC in Section 3.4(f)(i), subject to the disclaimers set forth in Section 3.4(f)(iv), and, with respect to the Leased LPG Cars, subject to the Leases applicable to such LPG Cars;

                           (5) CPC shall have no obligation to provide Services
to LPG Cars which have been transferred to WPC in accordance with this Section 3.4(h) or as to which WPC's Operating Rights have terminated;

                           (6) where CPC transfers LPG Cars owned by CPC to WPC,
such transfers shall be accompanied by payment to CPC, in immediately available funds, of an amount necessary, after taking into account prior capital cost recovery payments by WPC, to yield CPC a seven percent (7%) return on capital. An example of the foregoing which embodies the intent of the Parties is attached hereto as Schedule 3.4(h). WPC shall pay such amount simultaneously with the transfer of such LPG Cars; and

                           (7) in connection with the exercise of WPC's option
to cause CPC to transfer to WPC LPG Cars in accordance with Sections 3.4(h)(iii)(3) or 3.4(h)(v)(4), WPC shall exercise such option in either event by providing CPC with written notice to such effect, which notice shall be received by CPC not less than 45 Days before the end of the Primary Term. The transfer of WPC LPG Cars pursuant to the exercise of such option shall take place in accordance with and subject to the terms and provisions of this Section 3.4(h)(vii). Time is of the essence in connection with the exercise of WPC's option under this Section 3.4(h), and WPC shall be deemed to have waived such option under this Section 3.4(h) if it does not timely deliver written notice to CPC exercising such option in accordance with this Section 3.4(h)(vii)(7). If WPC fails to exercise its option in accordance with this Section 3.4(h)(vii)(7), WPC's Operating Rights in such LPG Cars shall terminate and revert to CPC at the end of the Primary Term in accordance with Section 3.4(h)(ii).

                                    ARTICLE 4
                        STANDARD OF PERFORMANCE AND CARE

         4.1 WPC STANDARD OF PERFORMANCE. WPC shall perform the WPC Services and shall require all of its employees and any agents or subcontractors furnishing WPC Services, to exercise reasonable care and diligence in providing WPC Services to CPC.

         4.2 CPC STANDARD OF PERFORMANCE. CPC shall perform the CPC Services and shall require all of its employees and any agents or subcontractors furnishing CPC Services to exercise reasonable care and diligence in providing CPC Services to WPC.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF CPC. CPC hereby represents and warrants to WPC that on and as of the date hereof:

                  (a) It has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

                  (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action;

                  (c) It has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                  (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which CPC or its properties are bound or, to its knowledge, any material laws applicable to CPC; and

                  (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

         5.2 REPRESENTATIONS AND WARRANTIES OF WPC. WPC hereby represents and warrants to CPC that on and as of the date hereof:

                  (a) It has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

                  (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action;

                  (c) It has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                  (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which WPC or its properties are bound or, to its knowledge, any material laws applicable to WPC; and

                  (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 WPC'S INDEMNITY. WPC AGREES TO INDEMNIFY AND HOLD HARMLESS CPC, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS (COLLECTIVELY, THE "CPC INDEMNIFIED PERSONS"), FROM ALL ACTUAL LOSSES, COSTS, EXPENSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS), DAMAGES AND CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF COURT (COLLECTIVELY, THE "LOSSES") INCURRED BY THE CPC INDEMNIFIED PERSONS, OR ANY OF THEM, AND PAID TO THIRD PERSONS RESULTING FROM THE NEGLIGENCE, DISHONESTY, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF WPC (INCLUDING, WITHOUT LIMITATION, ITS OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS AND AFFILIATES) OR WPC'S BREACH OF THIS AGREEMENT IN CONNECTION WITH THE PERFORMANCE OF WPC'S OBLIGATIONS UNDER THIS AGREEMENT.

         6.2 CPC'S INDEMNITY. CPC AGREES TO INDEMNIFY AND HOLD HARMLESS WPC, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS (COLLECTIVELY, THE "WPC INDEMNIFIED PERSONS"), FROM ALL ACTUAL LOSSES, COSTS, EXPENSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS), DAMAGES AND CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF COURT (COLLECTIVELY, THE "LOSSES") INCURRED BY THE WPC INDEMNIFIED PERSONS, OR ANY OF THEM, AND PAID TO THIRD PERSONS RESULTING FROM THE NEGLIGENCE, DISHONESTY, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF CPC (INCLUDING, WITHOUT LIMITATION, ITS OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS AND AFFILIATES) OR CPC'S BREACH OF THIS AGREEMENT IN CONNECTION WITH THE PERFORMANCE OF CPC'S OBLIGATIONS UNDER THIS AGREEMENT.

                                    ARTICLE 7
                                      FEES

         7.1 COMPENSATION.

                  (a) WPC COMPENSATION. As compensation for the WPC Services under this Agreement, CPC shall pay WPC the respective amounts set forth on Exhibits A-1 through A-4, as applicable, unless a different amount has been agreed upon in writing by WPC and CPC. Compensation for Non-Exhibit Services performed by WPC shall be determined in accordance with the applicable RFS. WPC's compensation shall be paid in accordance with the billing and payment procedures set forth in Section 7.2.

                  (b) CPC COMPENSATION. As compensation for the CPC Services under this Agreement, WPC shall pay CPC the respective amounts set forth on Exhibits B-1, B-1a or B-2, as applicable, unless a different amount has been agreed upon in writing by WPC and CPC. Compensation for Non-Exhibit services performed by WPC shall be determined in accordance with the applicable RFS. CPC's compensation shall be paid in accordance with the billing and payment procedures set forth in Section 7.2.

                  (c) PERIODIC FEE REDETERMINATION. Every Year after the Effective Date of this Agreement, either Party shall have the option to open this Agreement solely for the purpose of renegotiating the fees to be paid for Services rendered hereunder. To exercise such option, a Party at least ninety
(90) Days before the expiration of such one (1) Year period must provide to the other Party written notification (the "Renegotiation Notice") of its desire to renegotiate fees for any or all Services rendered hereunder. In any such renegotiations, the Parties shall continue to recognize that the fees to be paid for Services rendered hereunder must reflect the fair market value of comparable Services provided and received by third Persons who are not Affiliates of either Party in the area(s) where such Services are being provided. If, after negotiating in good faith for a period of ninety (90) Days following the date of the Renegotiation Notice, the Parties are unable to agree upon a mutually satisfactory fee for the Services in question, the matter shall be submitted to the alternative dispute resolution procedures as provided in Article 11 hereof. During the period while such negotiations or dispute resolution procedures are ongoing until (i) a new fee is agreed to or (ii) a new fee is established as provided herein, the fee for the Services in question shall be determined in accordance with the fee arrangement that was applicable immediately prior to the date of the Renegotiation Notice. If a new fee is established under this Section 7.1(c), whether by renegotiation, arbitration, or otherwise, such new fee shall be effective as of, and shall, if necessary, be made retroactive to the first Day of the applicable one (1) Year period immediately following the Renegotiation Notice, plus interest thereon at the Base Rate.

                  (d) HARDSHIP REDETERMINATION. In the event conditions change such that this Agreement causes, or could reasonably be expected to cause, a material long term economic or operational hardship to either Party, upon the written request of either Party, CPC and WPC shall meet to renegotiate in good faith such burdensome terms and provisions so as to make them fair and equitable. Such renegotiations shall occur within thirty (30) Days of the date of the non-requesting Party's receipt of such written request for such renegotiations. If the Parties are unable to agree on new provisions to replace such burdensome terms and provisions within ninety (90) Days of the non-requesting Party's receipt of such written request, the matter shall be submitted to the alternative dispute resolution procedures set forth in Article 11 hereof. It is understood and agreed that the rights granted in this Section 7.1(d) can only be used by a Party to commence good faith renegotiations once during each Year during the term hereof. If new provisions are agreed upon under this Section 7.1(d), whether by renegotiation, arbitration, or otherwise, such new provisions shall be effective as of, and shall, if necessary, be made retroactive to, the date on which the notice commencing renegotiations under this Section 7.1(d) was given, plus interest thereon at the Base Rate. The retroactivity provisions of the preceding grammatical sentence shall apply only to economic provisions, and, without limiting or modifying the foregoing, it is understood and agreed that such retroactivity provisions shall not apply to operational provisions.

         7.2 BILLING AND PAYMENT.

                  (a) After rendering Services hereunder, the Party rendering such Services shall submit an invoice to the other Party by facsimile transmission describing such Services with reasonable specificity, the amounts due in respect of such Services and such other information and detail as may be mutually agreeable to the Parties. By not later than ten (10) Days after the other Party's receipt of such invoice, such other Party shall pay the Party delivering the invoice all amounts due for Services rendered in immediately available funds via wire transfer (or other mutually agreeable manner) into an account designated by the invoicing Party. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day.

                  (b) If CPC or WPC should fail to remit any amounts in full when due as required hereunder, or if any adjustments are made under this Agreement, including, without limitation, adjustments as the result of the conclusion of any audits or as a result of the resolution of a billing dispute, interest on the unpaid portion shall accrue from the date upon which such payment should have been made hereunder until paid in full at the Base Rate. All such accrued interest shall be added to the amount reflected as being owed hereunder by either CPC or WPC, as the case may be, on the next invoice or by separate invoice.

                  (c) If a good-faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If either Party elects to withhold any payment otherwise due as a consequence of such good-faith dispute, the withholding Party shall provide the other Party with written notice of its reasons for withholding payment, and shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Any such dispute shall be resolved in accordance with the alternative dispute resolution procedures set forth in
Article 11. The performance of both Parties under this Agreement shall continue pending the outcome of such procedures. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that the withholding Party is required to pay all or any portion of the disputed amounts to the other Party, the withholding Party, in addition to paying over such amounts, shall also pay interest accrued on such amounts from the original due date until paid, at the Base Rate.

                  (d) No retroactive adjustments may be made for any overcharge or under-charge after a period ending twenty-four (24) Months from the end of the Month in which the invoice for the Services forming the basis of the overcharge or undercharge was rendered or not rendered, as the case may be, unless a claim for such adjustment shall have been presented prior to the end of such period. Any payment with respect to a retroactive adjustment shall include an amount equal to interest on all amounts past due, from the date such amounts should have been paid until the date of their payment, at the Base Rate, except in instances where neither Party knew or could have known that the overcharge or undercharge occurred, in which case interest on such amounts shall accrue at the Base Rate from the date of demand for payment until such amounts are paid.

                  (e) Either Party, upon notice in writing to the other, shall have the right at reasonable hours to audit the accounts and records relating to the accounting or billing under the provisions of any article hereof; provided, however, that the auditing Party must take written exception to and make claim upon the other Party for all discrepancies disclosed by said audit within twenty-four (24) Months of the rendition of any statement or invoice forming the basis of such claim. Such audit shall be conducted by the auditing Party's representative or auditor at the auditing Party's expense.

                  (f) All payments will be made without setoff or counterclaim; provided, however, that upon a Party's (the defaulting Party) failure to make payment of undisputed amounts on the due date, the other Party (the non-defaulting Party) may, at its option and in its discretion, setoff against any amounts owed to the defaulting Party any amounts owed by the defaulting Party under this Agreement or otherwise. The obligations of the non-defaulting Party and the defaulting Party under this Agreement in respect of such amounts shall be deemed satisfied and discharged to the extent of any such setoff. The non-defaulting Party will give the defaulting Party notice of any setoff made under this Section 7.2(f) as soon as practicable after the setoff is made provided that failure to give such notice shall not offset the validity of the setoff.

                  (g) ALL DISPUTES ARISING UNDER THIS ARTICLE 7 THAT ARE NOT OTHERWISE RESOLVED AS PROVIDED HEREIN SHALL BE SUBMITTED TO THE ALTERNATIVE DISPUTE RESOLUTION PROCEDURES AS SET FORTH IN ARTICLE 11 HEREOF. TO THE EXTENT THAT ANY SUCH UNRESOLVED DISPUTE HAS NOT BEEN SUBMITTED TO SUCH ALTERNATIVE DISPUTE RESOLUTION PROCEDURES WITHIN TWENTY-FIVE (25) MONTHS AFTER THE EVENT CAUSING THE DISPUTE IS DISCOVERED OR REASONABLY SHOULD HAVE BEEN DISCOVERED, THE PARTY ASSERTING THE CLAIM IN DISPUTE SHALL BE DEEMED TO HAVE WAIVED ANY SUCH CLAIM AND ALL RIGHTS HEREUNDER WITH RESPECT THERETO.

                                    ARTICLE 8
                               OPERATING COMMITTEE

         8.1 GENERALLY. For each of the Services rendered hereunder, CPC and WPC agree to establish an Operating Committee ("Operating Committee") for each Refinery receiving Services to perform the duties outlined below. The Operating Committee shall be composed of members from both CPC and WPC, and, where appropriate, shall include a representative of CPC's Transportation Planning and Services ("TP&S") group. Duties of the Operating Committee will include, but will not be limited to, the following:

                  (a) administering and coordinating the routine business of the Operating Committee, which will include the planning, coordinating, and scheduling of Services;

                  (b) determining and developing strategies with respect to Operating Committee activities;

                  (c) developing, communicating, and monitoring mutually agreed to standards of performance for Services;

                  (d) reviewing all significant equipment, design, process, and operating changes affecting Services;

                  (e) conducting regularly scheduled planning, problem solving, and expense review meetings pertaining to Services;

                  (f) participating in the alternative dispute resolution procedures as set forth in Article 11 hereafter; and

                  (g) developing procedures for making the Parties' performance of Services more efficient and cost-effective.

                                    ARTICLE 9
                                 CONFIDENTIALITY

         9.1 CONFIDENTIALITY. Each Party agrees that it will maintain this Agreement, all terms and conditions of this Agreement and all other Confidential Information (as hereinafter defined) in strictest confidence and that it will not cause or permit disclosure of Confidential Information to any third Person without the express written consent of the other Party hereto. Disclosures of Confidential Information otherwise prohibited by this Article 9 may be made by either Party: (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent a Party is contractually or legally bound to disclose information to a third Person (such as a shareholder, a commercial lender or a Transferee or a prospective Transferee of any Refinery); (iii) only to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by the order of a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents); (iv) to the extent required by the applicable regulations of a securities or commodities exchange; or (v) to an Affiliate (but only if such Affiliate agrees to be bound by the provisions of this Article 9). "Confidential Information" shall mean any information proprietary to either Party and maintained by it in confidence or as a trade secret, including, without limitation, business plans and strategies, proprietary software, financial statements, customer or client lists, personnel records, analysis of general energy market conditions, sales, transportation and service contracts and the commercial terms thereof, relationships with current and potential business partners, suppliers, customers, service providers and financial sources, data base contents (including but not limited to the CPC Databases) and valuable information of a like nature relating to the business of such Party. It is understood and agreed that Confidential Information shall not include information of a Party that (w) becomes generally available to the public at the time of disclosure to the other Party, or (x) after the time of disclosure to the other Party, was generally made available to the public without breach of this Agreement, or (y) the Person receiving the information can show was rightfully in its possession at the time of disclosure or (z) was rightfully acquired by the recipient from third Persons who did not themselves obtain such information under a confidentiality or other similar agreement with the Party whose information was disclosed.

         9.2 NOTIFICATION OF DISCLOSURE. If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of Confidential Information authorized by this Article 9, it shall so notify the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any Confidential Information so disclosed.

         9.3 DISCLOSURE TO COUNSEL. The Parties hereto acknowledge that independent legal counsel, certified public accountants or other consultants or independent contractors of a Party (collectively, "Outside Consultants") may, from time to time, be provided with a copy of this Agreement if, in the judgment of the disclosing Party, the information contained in this Agreement is necessary to the performance of such Outside Consultants' duties. Accordingly, the Parties agree that such disclosure does not require consent by the other Party, provided that any such Outside Consultants agree to be bound by the provisions of this Article 9.

         9.4 RESPONSIBILITY FOR CONFIDENTIALITY. Each Party will be deemed solely responsible and liable for the actions of its employees, Outside Consultants, officers and agents for maintaining the confidentiality commitments of this Article 9, but will be required in that regard only to exercise such care in maintaining the confidentiality of the Confidential Information as such Party normally exercises in preserving the confidentiality of its other commercially sensitive information.

                                   ARTICLE 10
                                  FORCE MAJEURE

         10.1 In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. This Agreement shall not be terminated by reason of any such cause, but shall remain in full force and effect, and this Agreement shall not be extended regardless of such curtailment or cessation.

         10.2 The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any Parties' judgment require the precautionary shutdown of a Refinery or any operating units thereof, or modes of transportation used by WPC to perform its Services hereunder, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage or accident to equipment, machinery or lines of pipe, freezing of machinery, equipment or lines of pipe, electric power shortages, inability of any Party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), shutdowns of a Refinery or any operating units thereof or modes of transportation used by WPC to perform its Services hereunder due to explosion or other extraordinary incident, or any other causes, whether of the kind herein enumerated or otherwise, which were not reasonably foreseeable on the Effective Date, and which are not within the control of the Party claiming suspension and which such Party is unable to overcome by the exercise of due diligence. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing parties when such course is inadvisable in the discretion of the Party having difficulty. The term "Force Majeure" shall also include any such event occurring with respect to the facilities or services of either CPC's or WPC's third Party suppliers or customers delivering or receiving any product, fuel, feedstock, or other substance necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or service by such third Party suppliers or customers as a result of another event of Force Majeure.

                                   ARTICLE 11
                    ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

         11.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or performance hereof, including, but not limited to, any disputes concerning the interpretation of the terms and provisions hereof, shall be resolved through the use of the following procedures:

                  (a) The Parties will initially attempt in good faith to resolve any disputes, controversy or claim arising out of or relating to this Agreement.

                  (b) Should the Parties directly involved in any dispute, controversy or claim be unable to resolve same within a reasonable period of time, such dispute, controversy or claim shall be submitted to the Operating Committee with such explanation or documentation as the Parties deem appropriate to aid the Operating Committee in their consideration of the issues presented. The date the matter is first submitted to the Operating Committee shall be referred to as the "Submission Date." The Operating Committee representatives shall attempt in good faith, through the process of discussion and negotiation, to resolve any dispute, controversy, or claim presented to it within forty-five
(45) Days after the Submission Date.

                  (c) If the Operating Committee representatives cannot so resolve any dispute, controversy, or claim submitted to it within forty-five
(45) Days after the Submission Date, the Parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within sixty (60) Days after the submission date using any mediator upon which they mutually agree. If the Parties are unable to mutually agree upon a mediator within seventy-five (75)

Days after the Submission Date, the case shall be referred for mediation to the office of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Houston, Texas. The cost of the mediator will be split equally between the Parties unless they agree otherwise in writing.

                  (d) If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) Days of the initiation of such procedure, or if either Party will not participate in such mediation, either Party may request that the matter be resolved through arbitration by submitting a written notice (the "Arbitration Notice") to the other. Any arbitration that is conducted hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 ET SEQ., and will not be governed by the arbitration acts, statutes or rules of any other jurisdiction.

                  (e) The Arbitration Notice shall name the noticing Party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other Party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen (15) Days after the date on which the second arbitrator is named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the third arbitrator. All arbitrators shall be qualified by education or experience within the liquefied petroleum gas, natural gas liquids, or petroleum refining industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer or employee of either Party, or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party, or its Affiliates, within the preceding three (3) Years; or an owner of any of the common stock of either Party or its Affiliates.

                  (f) The three arbitrators shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator. The arbitration proceedings shall be held at a mutually acceptable site and if the Parties are unable to agree on a site, the arbitrators shall select the site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitration panel shall not have the authority to award punitive, exemplary or consequential damages. The arbitrators' decision must be rendered within thirty (30) Days following the conclusion of the hearing or submission of evidence, but no later than ninety
(90) Days after the appointment of the third arbitrator. With respect to disputes regarding the value of transferred LPG Cars under Section 3.4(h)(vii) or fee redeterminations under Article 7, each Party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. A majority of the arbitrators shall approve the final offer of one Party without modification, and reject the offer of the other Party.

                  (g) The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such disputes, controversies or claims and further agrees that a final determination in any such arbitration proceedings shall be conclusive and binding upon each Party. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover reasonable attorneys' fees and court costs in any court proceeding relating to the enforcement or collection of any award or judgment rendered by the arbitration panel under this Agreement.

                  (h) All deadlines specified herein may be extended by mutual written agreement of the Parties. The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; PROVIDED, HOWEVER, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation, including, without limitation, contractual limitation periods provided for in this Agreement shall be tolled while the procedures specified in this Section 11 are pending. The Parties will take all actions, if any, necessary to effectuate the tolling of any applicable statutes of limitation.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 INTEGRATION, AMENDMENTS, AND WAIVER. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both Parties that expressly amends this Agreement. No waiver by CPC or WPC of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver. Notwithstanding the foregoing, however, if there is a conflict between this Agreement and a RFS, the RFS shall control.

         12.2 INDEPENDENT RELATIONSHIP. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

         12.3 BINDING NATURE; ASSIGNMENT AS SECURITY. Except as provided in this
Section 12.3, neither Party may assign all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party, such consent to be granted at the sole discretion of the other Party, except that (i) either Party may assign its rights hereunder to any Affiliate of such Party without the approval of the other Party (but such assignment shall in no way relieve or release the assigning Party from any obligations hereunder, whether accrued or unaccrued, unless consented to in writing by the non-assigning Party, such consent to be granted at the sole discretion of such Party) and (ii) either Party may, for collateral purposes, mortgage, pledge, encumber or grant a security interest in or a lien on its interest in this Agreement and/or its rights hereunder to any commercial bank, trustee or other Person acting on behalf of any such commercial bank, but only with the prior consent of the other Party, such consent not to be unreasonably withheld. Any transfer or assignment in violation of this Section 12.3 shall be void.

         12.4 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         12.5 CONFLICTS OF INTEREST. No director, employee, or agent of either Party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement.

         12.6 REPORTS AND RECORD KEEPING. Each Party shall provide the other Party with such reports as may be mutually agreeable to both Parties. Each Party shall maintain such records and accounts as may be necessary to the performance of its respective duties and obligations hereunder, in accordance with good business practices.

         12.7 REMEDIES.

                  (a) FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN TORT OR CONTRACT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR INCIDENTAL DAMAGES. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE

LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

                  (b) Except as otherwise provided herein, each Party reserves to itself all rights, setoffs, counterclaims, and other remedies and/or defenses which such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

         12.8 NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no Person shall be deemed a third Party beneficiary of this Agreement.

         12.9 NOTICES. Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand, or if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail, or certified mail, with all postage fully prepaid, or if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the Parties at the following addresses:

         If to CPC:       Chevron Products Company
                          To the  Refinery  Manager for each  Refinery
                          receiving  the  Services  at  issue  and  in
                          need  of  notice  herein,  at the  addresses
                          set  forth  in  the   applicable   Feedstock
                          Agreements.

                          In addition, for matters involving LPG Car Services:

                          Chevron Products Company
                          Manager, Rail Transportation Services
                          575 Lennon Lane
                          Section 515
                          Walnut Creek, California 94589
                          Telephone: 510/977-7177
                          Facsimile: 510/977-7066

                          In all situations, with a copy to:
                          Vice President and General Counsel
                          Chevron Products Company
                          575 Market Street, Suite 2182
                          San Francisco, California  94105-2854
                          Telephone: (415) 894-3232
                          Facsimile: (415) 894-5489


         If to WPC:       Warren Petroleum Company, Limited Partnership
                          13430 Northwest Freeway, Suite 1200
                          Houston, Texas 77040-6095
                          Attention:  Vice President and General Manager -
                                      NGL Marketing
                          Telephone:  713/507-3725
                          Facsimile:  713/507-6834

                          with a copy to:
                          Vice President and General Counsel
                          Warren Petroleum Company, Limited Partnership 13430 Northwest Freeway - Suite 1200
                          Houston, Texas 77040-6095
                          Telephone:  713/507-3725
                          Facsimile:  713/507-6834

or at such other address as either Party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U.S. Mail, whether by U.S. Express Mail, registered mail, or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the Day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance with the terms of this
Section 12.9.

         12.10 GOVERNMENT REGULATION. This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, local ordinances, rules, or regulations in any forum having jurisdiction in the premises.

         12.11 SAFE PRACTICES. Both Parties acknowledge that they are familiar with, and shall take all steps necessary to inform, warn and familiarize their respective employees, agents, customers and contractors who may be affected by the provision or receipt of Services of all hazard and proper safety procedures pertaining thereto.

         12.12 CONSTRUCTION OF AGREEMENT. In construing this Agreement, the following principles shall be followed:

                  (a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

                  (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                  (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

                  (d) the plural shall be deemed to include the singular and vice versa, as applicable; and

                  (e) captions used in this Agreement are for the Parties' convenience only, and shall not be used in its construction or interpretation.

         12.13 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable,
(ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and may be legal, valid and enforceable. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

         12.14 FURTHER ASSURANCES. Each Party shall take such acts and execute and deliver such documents in form and substance reasonably satisfactory to each of them, in order to effectuate the purposes of this Agreement. This Section
12.14 neither limits nor modifies the rights and obligations of the Parties to cooperate in accordance with the terms of Section 3.2(c).

         12.15 WAIVER OF CONSUMER RIGHTS. EACH PARTY EXECUTING THIS AGREEMENT AS A BUYER OR SELLER HEREBY WAIVES ITS RESPECTIVE RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT

GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY EXECUTING THIS AGREEMENT VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, EACH PARTY EXECUTING THIS AGREEMENT HEREBY REPRESENTS AND WARRANTS THAT (I) SUCH PARTY'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY THE OTHER PARTY EXECUTING THIS AGREEMENT OR BY AN AGENT OF SUCH OTHER PARTY SELLER, AND (II) NEITHER PARTY EXECUTING THIS AGREEMENT IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

         12.16 INSURANCE. Each Party agrees to carry insurance of the types and in the amounts mutually agreed to by the Parties. Either Party may elect to self-insure for all or any portion of such coverages without the consent of the other Party.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the Day and Year first above written.

CHEVRON PRODUCTS COMPANY

a Division of Chevron U.S.A. Inc.


By: __________________________
Name: ________________________
Title: _________________________

WARREN PETROLEUM COMPANY,
LIMITED PARTNERSHIP
By:  WARREN PETROLEUM G.P., INC.

By: __________________________
Name: ________________________
Title: _________________________

                             EXHIBITS AND SCHEDULES

Exhibit A-1                WPC Transportation Services

Exhibit A-2                WPC Feedstock Products Storage Services

Exhibit A-3                WPC Isomerization Services

Exhibit A-4                WPC Feedstock Products Transfer Services

Exhibit B-1                CPC Rail Transportation Services

Exhibit B-1a               Fee for CPC Rail Services

Exhibit B-2                CPC Freight Audit and Payment Services

Exhibit C                  Request for Services

Schedule 3.4(h)            Illustration of LPG Car Payment Under
                           Section 3.4(h)(vii)(6)

                                   EXHIBIT A-1
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                           WPC TRANSPORTATION SERVICES

SCOPE OF SERVICES: WPC shall perform all Services reasonably requested in connection with the transportation of Products. In general, WPC will be required under Exhibits A-1 through A-4 to:

         1. Determine the availability of modes of transportation for such Products;

         2. Secure the availability of trucks, barges, pipelines or other modes of transportation (excluding rail cars);

         3. Dispatch, on a Daily basis, the foregoing modes of transportation for such Products;

         4. Trace and track LPG Cars, trucks, barges or other modes of transporting Products; and

         5. Negotiate commercially reasonable freight rates for LPG Cars, trucks, barges and other modes of transporting Products.

         In addition, WPC shall perform the Services more particularly described in Parts I, II and III of this Exhibit.

                      PART I -- LPG CAR OPERATION SERVICES

         1. Through the use of the RMS, track the actual movements of all LPG Cars.

         2. Generate and review reports from the RMS to monitor all rail activities, including providing reports to shipping locations and receiving locations.

         3. In consultation with CPC, schedule LPG Cars to be in place to meet Refinery needs.

         4. Plan and coordinate LPG Car fleet sizing requirements.

         5. Resolve scheduling and dispatching problems of LPG Cars in transit.

         6. Coordinate the scheduling of LPG Cars into maintenance shops for required inspections.

         7. Work with Refineries, Refinery customers and TP&S maintenance specialists on handling LPG Cars that need maintenance in addition to required inspections.

         8. Maintain rail tariff, rate files and associated data bases and provide reports on rail tariffs and rates to such CPC personnel as are necessary to perform the Services as set forth in Exhibits B-1, B-1a and B-2.

         9. Attend DOT and AAR hazardous material seminars and training sessions.

         10. Review all DOT/AAR publications for changes in regulations that would affect the shipping of LPG Cars or any other regulation that might affect the LPG Cars.

         11. Assist in training CPC personnel in preparing and shipping LPG Cars in accordance with all applicable DOT and AAR regulations.

         12. Work with all government and industry groups on issues regarding odorization of Propane in LPG Cars.

         13. Assist in developing and communicating quality standards for all Products that are shipped by CPC.

         14. Maintain an Emergency Response Procedure in accordance with applicable law.

         15. Enter orders into CPS for Products shipped from each Refinery.

                 PART II -- COMMERCIAL TRUCK OPERATION SERVICES

         1. Review third Person carrier insurance coverage for compliance with CPC and DOT policies.

         2. Review third Person carrier Motor Carrier Safety rating for compliance with CPC and DOT policies.

         3. Have third Person carrier complete Motor Carrier Safety Survey.

         4. Have third Person carrier complete Chemical Manufacturers Association Highway Carrier Assessment Protocol.

         5. Work with all government and industry groups on issues regarding odorization of Propane in trucks.

         6. Provide freight rate or other pertinent information to FIS.

         7. Assist in resolving freight bill problems.

         8. Conduct on-site safety audits of third Person carriers.

         9. Perform DOT/SFH reviews on all common carrier trucks used by CPC.

         10. Enter orders into CPS for truck shipments of Products shipped from the Refineries.

                      PART III -- BARGE OPERATION SERVICES

         1. Monitor all regulatory developments applicable to barges and the movement of Products on barges, including issues regarding the odorization of Propane.

         2. Perform compliance reviews for all marine terminals and transport operations pertinent to the transportation of Products.

         3. Develop emergency response and spill plans for facilities to comply with applicable federal, state and local requirements.

         4. Maintain training programs that comply with federal HAZMAT regulations.


FEES: The consideration for WPC providing the transportation Services set forth in Exhibit A-1 in connection with the transportation of Feedstocks and Refinery Products as provided in the Feedstock Agreements is included in the pricing provisions of each Feedstock Agreement. In addition, the fees for transportation Services set forth herein are included in the fees set forth in Exhibits A-2, A-3 and A-4.

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                                   EXHIBIT A-2
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                     WPC FEEDSTOCK PRODUCTS STORAGE SERVICES


SCOPE OF SERVICES: WPC will perform all Services reasonably requested in connection with the storage of Feedstock Products, including but not limited to:

         1. Negotiating, in consultation with CPC, commercially reasonable leases or other contractual arrangements for the storage of Feedstock Products;

         2. Consulting with the Refineries in connection with the management of Feedstock Products inventories including accounting for volumes of Feedstock Products moved into and out of storage facilities; and

         3. Any other Services mutually agreed to in writing by the Parties.

*  [REDACTED]

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                                   EXHIBIT A-3
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                           WPC ISOMERIZATION SERVICES

SCOPE OF ISOMERIZATION SERVICES: WPC will perform all Services reasonably requested in connection with the isomerization and general processing of Mixed Butanes into Isobutane, including but not limited to:

         1. Negotiating, in consultation with CPC, (i) commercially reasonably relationships with third Persons providing services (including, without limitation, storage services) with respect to isomerization and general processing of Mixed Butanes into Isobutane and (ii) planning and accounting for Daily movements of Mixed Butanes and Isobutane into and out of the Refineries and relevant isomerization facilities (such Refineries and facilities being collectively called the "Locations") according to their Daily Mixed Butanes and Isobutane requirements;

         2. Arranging for storage of Mixed Butanes and Isobutane at the Locations; and

         3. Any other Services mutually agreed to in writing by the Parties.

*  [REDACTED]

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                                  EXHIBIT A-4
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                    WPC FEEDSTOCK PRODUCTS TRANSFER SERVICES

SCOPE OF SERVICES: WPC will perform all Services reasonably requested in order to effectuate the transfer of Feedstock Products between the Refineries, including but not limited to:

         1. Scheduling movement of Feedstock Products between Refineries;

         2. Determining the availability of LPG Cars for the transportation of such Feedstock Products ;

         3. Securing the availability of trucks, barges, pipelines and other related equipment for such transportation;

         4. Daily dispatching of LPG Cars and other means of transporting Feedstock Products;

         5. Negotiating commercially reasonable freight rates for LPG Cars and other means of transporting Feedstock Products; and

         6. Any other Services mutually agreed to in writing by the Parties.

*  [REDACTED]

                                   EXHIBIT B-1
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                        CPC RAIL TRANSPORTATION SERVICES

SCOPE OF SERVICES: CPC will perform the following Services in connection with WPC's rail transportation of Products and Third-Party LPG:

         1. Providing WPC with access to CPC's car tracking data systems currently used (or planned) at mutually agreeable Refinery locations and WPC locations, subject to the limitations set forth below in this Exhibit B-1 and any and all limitations in the applicable Database Agreements;

         2. Managing and operating RMS, BLS and RAS components of the CPC Databases;

         3. Managing accounting for the LPG Cars;

         4. Using commercially reasonable efforts to: (i) provide rail car capacity as requested by WPC for transportation Services; (ii) administer Leases; (iii) negotiate (in consultation with WPC) new Lease(s) or the purchase of LPG Cars, subject to the provisions of Exhibit B-1a; and (iv) process Lease rental payments;

         5. Providing the following maintenance services for LPG Cars:

                  (a) oversee shop work to ensure the use of appropriate repair practices and procedures;

                  (b)      coordinate LPG Car maintenance schedules with WPC;

                  (c) develop planned maintenance activity schedules for LPG Cars in consultation with WPC;

                  (d) contract with maintenance shops and others for required LPG Car maintenance work;

                  (e) review LPG Car maintenance invoices for appropriateness and process them for payment; and

                  (f) manage the response to government-mandated rail car maintenance programs for all LPG Cars, including coordinating and reporting routine DOT compliance maintenance and testing activities (such as, for example, safety valve and tank testing);

         6. Providing a reasonable number of WPC personnel or contractors with training on applicable CPC Databases (to the extent permitted under license agreements applicable to such Databases) to permit such WPC personnel or contractors to perform car tracking and scheduling functions;

         7. Supervising and monitoring the following accounting functions with respect to the LPG Cars:

                  (a) processing and payment of pertinent LPG Car-related invoices;

                  (b) processing of certain LPG Car-related receivables, including but not limited to LPG Car mileage credits;

                  (c) providing to CPC and WPC pertinent tax reporting information, as needed;

                  (d)      processing LPG Car mileage equalization invoices;

                  (e) distributing and allocating costs among LPG Cars in accordance with Exhibit B-1a; and

                  (f) summary reporting to WPC of pertinent accounting information relating to the LPG Cars;

         8. Updating UMLER, including the review of car mileage credit rating records to ensure proper payment of credits due and making routine contacts with AAR personnel regarding the foregoing and related matters;

         9. Monitoring and participating in DOT and AAR related legislative and other public affairs activities to gauge impact on CPC and WPC operations hereunder;

         10. Procuring CLM services and car mileage credit auditing services on commercially reasonable terms;

         11. Overseeing activities intended to enhance and update the CPC Databases; and

         12. Any other Services mutually agreed to in writing by the Parties.

OTHER PROVISIONS: It is understood and agreed that (a) WPC's access to the
                  Databases shall not include tracking systems for CPC Cars other than the LPG Cars, and (b) CPC shall have no obligation under any circumstances to add WPC-owned or WPC-Leased rail cars to the CPC Databases, or to provide any Services with respect to such rail cars. CPC may take all steps reasonably necessary, consistent with the foregoing, to ensure the integrity of the CPC Databases (including but not limited to its car tracking data systems) for all CPC Cars. Any incremental costs or expenses that are approved by WPC in writing prior to incurring same and attributable to providing WPC with access to CPC's car tracking data systems or other CPC Databases (including but not limited to amounts reasonably incurred in amending applicable license agreements and increased fees and cost reimbursements payable under such agreements) shall be borne solely by WPC.


FEES: Calculated in accordance with the procedures set forth in Exhibit B-1a.


NOTICES: Notices to CPC in respect of CPC Services hereunder shall be given in accordance with and subject to Section 12.9 of the Agreement to:

                           Chevron Products Company
                           Transportation Planning and Services Group
                           575 Lennon Lane
                           Section 515
                           Walnut Creek, California 94598
                           Attention: Manager, Rail Transportation Services
                           Telephone:  510/977-7177
                           Facsimile:  510/977-7066

                           With a copy to:
                           Vice President and General Counsel
                           Chevron Products Company
                           575 Market Street, Suite 2182
                           San Francisco, California 94105-2854
                           Telephone:  415/894-3232
                           Facsimile:  415/894-5489

                                  EXHIBIT B-1A

                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                            FEE FOR CPC RAIL SERVICES

LEASE COSTS
LPG Car Lease costs (including, but not limited to, rentals and tax and other cost reimbursements to the owner of an LPG Car) are payable Monthly in advance. These costs are paid by CPC on receipt of invoice, according to Lease terms. Detailed cost information on these Lease payments is retained in RAS on an LPG Car-by-LPG Car basis. Costs are assigned to and payable by WPC in the following Month for Propane Cars. Determination of Propane Car Lease costs allocable to WPC shall be made in accordance with Note 1 below.

MAINTENANCE/REPAIR COSTS
LPG Car maintenance expense is payable to contract shops and railroads depending on actual work performed. These costs are paid by CPC on receipt of invoice, according to contract terms. Maintenance cost information is retained in RAS on an LPG Car-by-LPG Car basis. Costs will be charged to WPC for Propane Cars on a Monthly basis. (*See Note 1 below.)

MATERIAL SUPPLY COSTS
Material purchase costs which are not a part of normally scheduled maintenance activities (such as, for example, special purchases or purchases in advance) are accrued in this category. Invoices for material supply are paid by CPC according to invoice terms. Material supply cost information is retained in RAS on an LPG Car-by-LPG Car basis or fleet user code basis when appropriate. Costs in this category will be allocated to WPC if special material purchases are requested by WPC, or if Propane Cars have required special material purchases. (*See Note 1 below.)

INFORMATION SERVICES COSTS
Fees paid to contractors who supply CLM and car mileage data are retained in RAS on a distributed basis. The costs are divided equally among all CPC Cars. A pro rata portion of these costs will be charged to WPC based on the ratio of Propane Cars to all CPC Cars. (*See Note 1 below.)

MILEAGE EQUALIZATION COSTS
Mileage equalization charges are received from the AAR for all rail cars owned by CPC and from each lessor for all rail cars Leased by CPC. These costs are divided among all CPC Cars based on their calculated share of excess empty trip miles (defined as all empty miles in excess of 106% of loaded miles). This calculation is done each calendar year by TP&S for all CPC Cars using actual route mileage and shipment information in the CPC Databases. Invoices for mileage equalization are usually received in the third or fourth quarter for the preceding calendar year and are processed on receipt.

Mileage equalization charges for WPC's account will be based on WPC's actual Propane Car shipment activity and its calculated share of excess empty miles.

INSPECTION FEES
Contract fees paid for mileage credit auditing services (provided by RELAM) are paid by CPC and captured in RAS on a distributed basis as Inspection Fees. The costs are divided among all CPC Cars according to the number of CPC Cars assigned to each fleet with an equal share charged per CPC Car. A pro rata portion of these costs will be allocated to WPC for Propane Cars. (*See Note 1 below.)

PROPERTY TAX COSTS
Rail car property taxes applicable to the LPG Cars shall be paid each calendar year by the CUSA tax group. These tax payments are accrued monthly by the tax group and are charged to TP&S through the CPC Databases. The accruals are captured on a pro rata basis in RAS based on an approximation of the current value. During the first quarter of each calendar year, detailed state-by-state mileage reports are issued by TP&S. These reports are used by the CUSA tax department to determine actual tax liabilities and payments to the various government entities. The actual payments are then used to adjust the current calendar year accruals for estimated tax payments. A pro rata portion of these costs will be allocated to WPC for Propane Cars. (*See Note 1 below.)

DEPRECIATION EXPENSES
Depreciation expenses for LPG Cars owned by CPC are charged to TP&S and are captured on an LPG Car-by-LPG Car basis. These LPG Car-specific costs will be allocated to WPC for Propane Cars. Depreciation costs are calculated on CPC's standard calculation for assets of this class. (*See Note 2 below).

GENERAL & ADMINISTRATIVE EXPENSES
General and administrative expenses ("G&A") include (but are not limited to) labor and burden, office expense, travel, miscellaneous expense, and computer systems charges for LPG Car administration. G&A is divided equally among all CPC Cars. As of March 1, 1996, there were approximately 2000 CPC Cars. A portion of G&A is charged Monthly to WPC based on the number of CPC Cars that are Propane Cars. (*See Note 1 and Note 3 below.) G&A statements are generated and billed internally by CPC, and will be allocated to WPC on an equivalent basis to other internal customers served by TP&S.

MILEAGE CREDITS
Mileage credits (also referred to as "car hire credits") received are captured in RAS on a CPC Car-by-CPC Car basis. (*See Note 1 below.) These credits shall be rebated to WPC for CPC Cars that are Propane Cars. Due to delays in processing mileage data by the AAR, mileage credits are paid three (3) Months in arrears. RELAM is currently used for auditing mileage credit payments to ensure that credits are received when due. RELAM's fee is based on a percentage of actual underpayments recovered. No reverse audit is presently performed - i.e., if mileage credits are overpaid, there is no mechanism for detecting the overpayment. If CPC is billed for overpayment of mileage credits, WPC will be responsible for rebating the full amount of the overpayment attributable to Propane Cars after receipt, in accordance with the billing procedures set forth in Article 7 of the Agreement. (*See Note 1 below.)

*NOTES
1. (a) Allocation of costs among LPG Cars shall be made according to the allocation of LPG Cars between Butane Cars and Propane Cars, as such cars are assigned in the CPC Databases pursuant to WPC or Refinery coding, as applicable, according to the actual assignment of LPG cars on the last Day of the applicable Month unless specifically noted otherwise. It is understood and agreed that all costs allocable to LPG Cars engaged in WPC Third-Person Carriage shall be borne solely by WPC. The Parties acknowledge that CPC is currently in the process of updating and enhancing the CPC Databases, and as soon as reasonably possible CPC and WPC agree (i) to establish, by not later than the Effective Date, a method reasonably satisfactory to the Parties to ensure that costs allocable to WPC Third-Person Carriage are not borne by CPC (such method being called the "Cost Allocation Method"), and
         (ii) to establish a method reasonably satisfactory to the Parties to allocate costs among LPG Cars on the basis of such Cars' actual usage for Butane Car purposes, Propane Car purposes or WPC Third-Person Carriage, as applicable (such method of cost allocation to be referred to as the "Usage Method"), and shall exercise commercially reasonable efforts to agree upon a method for measuring and providing each Party with accurate information regarding the actual usage of each LPG Car. Without limiting the generality of any other provision of this Agreement (including, but not limited to, Sections 3.2 and 12.14), the Parties agree to take such acts (including, but not limited to, providing all reasonably necessary personnel and funds) and to execute and deliver such documents (including but not limited to any amendments to this Agreement) reasonably necessary to evidence and confirm the adoption of a Cost Allocation Method and a Usage Method that is commercially reasonable and otherwise mutually satisfactory to the Parties.

                  (b) The applicable calendar month shall correspond to the Month in which pertinent invoices or receivables are processed. With respect to such a Month, the RAS close normally occurs on the 18th Business Day of the next Month; items after such Day shall be processed in the following Month.

2. Depreciation for CPC-owned LPG Cars is billed at the established rate according to GAAP. A substantial number of LPG Cars will be retired at the mandatory 40 year age

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

         within the next six calendar years. Replacement of these LPG Cars will be made in consultation with WPC; however, CPC reserves the right to determine whether CPC should make this replacement through capital investment. Other options would include Leasing replacement LPG Cars from third Persons. In the event CPC elects (after consultation with WPC) to purchase replacement LPG Cars, the expenses charged to WPC will include a reasonable capital cost recovery factor for each such LPG Car. Failure of the Parties to agree upon a capital cost recovery factor for any such LPG Car within 30 Days after CPC begins negotiations with WPC regarding such factor shall be submitted to the alternative dispute resolution procedures in Article 11. For purposes of determining whether a capital cost recovery factor is "reasonable" for purposes of the foregoing, the Parties agree that such factors shall not exceed the cost payable for a long term lease of a comparable LPG Car.

*
3. G&A allocation to Propane Cars will be the lesser of (a) [REDACTED] per LPG Car per Year (billed at [REDACTED] per LPG Car per Month) or (b) actual G&A, as determined under this Exhibit B-1a. Beginning on the last to occur of (x) January 1, 1997, or (y) the Month following the Month in which the updated and enhanced CPC Databases, modified in accordance with Note 1 above, have begun commercial operation, and for the remaining term of this Agreement, G&A allocation to Propane Cars shall be determined in accordance with "General and Administrative Expenses" above.

                                   EXHIBIT B-2
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                     CPC FREIGHT AUDIT AND PAYMENT SERVICES

SCOPE OF SERVICES: CPC will perform the following Services for WPC related to the processing, pre-audit and payment of WPC's commercial rail, truck and air freight invoices, including the following:

         1. Data management of WPC's billing and audit information, including:

                  (a) capture invoice data electronically or manually, as appropriate;

                  (b) controlling and improving WPC carrier billing practices;

                  (c) maintaining and monitoring minimum billing requirements;

                  (d)      developing Electronic Data Interface
                           ("EDI")/Electronic Funds Transfer ("EFT") partnerships with carriers;

                  (e) maintaining contract and tariff rates charged by WPC's carriers for purposes of pre-auditing and validation that carrier invoiced charges are correct;

                  (f) providing WPC with electronic B/L interfaces that are necessary if WPC desires to use EDI;

                  (g)      providing WPC with data repositories and archives;
                           and

                  (h) maintaining control table and all other data in system-useable form relating to WPC's arrangements with its carriers.

         2. Financial controls over WPC's carrier expenses, including:

                  (a)      automated ledger coding;

                  (b) validating invoices for duplicates, terms, rates and extensions;

                  (c)      resolving billing disputes with carriers; and

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                  (d) performing accounts payable interfacing needed to distribute freight expense to WPC's cost centers.

         3. Providing WPC with general information Services related to carrier billing and audits, including:

                  (a) making CPC's client/server and database related to WPC's commercial freight activity and expense accessible to WPC for purposes of both routine and customized reporting;

                  (b) providing a reasonable number of WPC employees or contractors with training in use of CPC's carrier audit and billing information management system; and

                  (c) managing a systems environment that makes detailed commercial freight expense information available to WPC.

         4. WPC shall comply with all applicable reasonable funding requirements established by CPC.

*  [REDACTED]

TERM: Month-to-Month, terminable by either Party's giving not less than 60 Days' written notice to the other Party.

OTHER PROVISIONS: WPC shall provide CPC with copies of all contracts with carriers.

NOTICES: Notices to CPC in respect of CPC Services hereunder shall be given in accordance with and subject to Section 12.9 of the Agreement to:

                                    Chevron Products Company
                                    Supervisor, Freight Information Services
                                    P. O. Box 4120
                                    Concord, California 94524
                                    Telephone:  510/680-3101
                                    Facsimile:  510/680-3212

                                    With a copy to:
                                    Vice President and General Counsel
                                    Chevron Products Company
                                    575 Market Street, Suite 2182
                                    San Francisco, California 94105-2854
                                    Telephone:  415/894-3232
                                    Facsimile:  415/894-5489

                                    EXHIBIT C
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                               FORM OF WORK ORDER

                              REQUEST FOR SERVICES

         This REQUEST FOR SERVICES (the "RFS") dated ____________, 1996, is made and entered into by and between Chevron Products Company, a division of CUSA U.S.A. Inc., a Pennsylvania corporation (hereinafter referred to as "CPC") and Warren Petroleum Company, Limited Partnership, a Delaware limited partnership (hereinafter referred to as "WPC"). This RFS has been executed and delivered in connection with that certain Feedstock and Refinery Product Master Services Agreement dated as of _____________, 1996 between CPC and WPC (the "MSA"). Capitalized terms not defined in this RFS have the meanings given them in the MSA.

         For the mutual covenants and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WPC and CPC agree as follows:

         1. SERVICES. The [WPC/CPC] Non-Exhibit Services to be rendered pursuant to this RFS are described in ANNEX 1, which is attached hereto and incorporated herein for all purposes.

         2. PLACE OF PERFORMANCE: The [WPC/CPC] Non-Exhibit Services shall be performed or delivered at the following location(s):
_____________________________.

         3. DATE OF COMMENCEMENT AND COMPLETION OF THE SERVICES. The [WPC/CPC] Non-Exhibit Services shall begin on ____________________, proceeding diligently, until all Services have been completed, which date of completion shall be no later than ________________________.

         4. PRICE OR RATE. The price or rate for Non-Exhibit Services performed or delivered under this RFS (unless otherwise indicated, inclusive of any and all labor costs and any and all third-Party costs, fees, prices, rates and rentals of any kind) are described in ANNEX 1, which is attached hereto and incorporated herein for all purposes. The Party providing the Services acknowledges and agrees that if the prices or rates quoted are on a lump sum basis, such Party shall not be entitled to the entire lump sum amount unless and until all of the Services have been completed.

         5. RELATIONSHIP OF RFS TO MSA. Except as specifically amended by this RFS, (i) the terms and provisions of the MSA shall govern the rights and obligations of the Parties hereto and (ii) the provisions of the MSA, including, without limitation, the insurance and indemnity obligations of the Parties set forth therein, are incorporated herein for all purposes. Notwithstanding the foregoing, if a term or provision of the MSA conflicts with a term or provision of this RFS, this RFS shall control.

         WITNESS THE EXECUTION HEREOF as of the date first hereinabove referenced.


                                    CHEVRON PRODUCTS COMPANY
                                    a Division of Chevron U.S.A. Inc.

                                    By: __________________________
                                    Name: ________________________
                                    Title: _________________________


                                    WARREN PETROLEUM COMPANY,
                                    LIMITED PARTNERSHIP
                                    By:  WARREN PETROLEUM G.P., INC.

                                    By: __________________________
                                    Name: ________________________
                                    Title: _________________________

                         ANNEX 1 TO REQUEST FOR SERVICES

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                                 SCHEDULE 3.4(H)

*    [REDACTED]